Exhibit 10.22

Deluxe Sheet Metal, Inc.
Consulting Services Agreement
Kevin M. Smith

This Consulting Services Agreement (the “Agreement”), dated November 6th, 2019 (“Effective Date”) is entered into between, Deluxe Sheet Metal, Inc., an Indiana corporation (“the Company), and Kevin M. Smith (“Consultant”).

WHEREAS, the Company desires to retain the services of Consultant for the benefit of the Company and its stockholders; and

WHEREAS, Consultant desires to continue to serve the Company for 90 calendar days following the Effective Date, subject to the terms and conditions set forth herein;

NOW, THEREFORE, for consideration and as set forth herein, the parties hereto agree as follows:

1. Consultant Duties.  Consultant agrees to and shall provide management services to the Company that are in line and consistent with his duties prior to the purchase of Company by Alpine 4 Technologies, Ltd.  for 90 calendar days following the Effective Date.

2. Compensation.  Consulting services by Consultant during the 90 calendar days following the Effective Date are to be considered inclusive of the purchase of the Company.

3. Confidentiality.  Subject to exceptions mutually agreed upon by the parties to this Agreement in advance and in writing, the terms and conditions of this Agreement shall remain confidential and protected from disclosure except as required by law in connection with any registration or filing, in relation to a lawful subpoena, or as may be necessary for purposes of disclosure to accountants, financial advisors or other experts, who shall be made aware of and agree to be bound by the confidentiality provisions hereof.

4.  Governing Law.  This Agreement shall be governed by the law of the State of Indiana. Any dispute of any kind relating to, connected with or arising out of this Agreement in any fashion (“Dispute”) shall only be heard and decided exclusively in the Superior Courts of Marion County, Indiana, and all persons impacted by this Agreement in any fashion waive any objection to such exclusive venue.

5.  Termination:  Company reserves the right to terminate this Agreement at any point during the Agreement.

In witness whereof, the parties hereto enter into this Agreement as of the date first set forth above.

Deluxe Sheet Metal, Inc.

By:	/s/ Kent Wilson
Kent Wilson CEO

/s/ Kevin M. Smith
Kevin M. Smith, Consultant